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                                                                  EXHIBIT (m)(2)


                                THE VALIANT FUND

                 DISTRIBUTION AND SHAREHOLDER SERVICING PLAN FOR
                                 CLASS C SHARES



         DISTRIBUTION AND SHAREHOLDER SERVICING PLAN FOR CLASS C SHARES (the "Plan") of the Valiant Fund (the "Trust") dated as of this 1st day of December, 1995.

         1. THE PLAN. This Plan is the Trust's written distribution plan, contemplated by Rule 12-b1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which the Trust will bear certain costs related to the distribution of the Class C shares (the "Shares") of its U.S. Treasury Money Market Portfolio, Tax-Exempt Money Market Portfolio, General Money Market Portfolio and U.S. Treasury Income Portfolio (each of the aforementioned Funds shall be referred to herein individually as a "Fund" and collectively as the "Funds") and the provision of services to holders of Shares. To the extent that any payments (in addition to those specified in Paragraph 3) made by the Trust to Integrity Management & Research, Inc. (the "Manager"), any sub-adviser, Integrity Investments, Inc. (the "Distributor"), any administrator of the Trust, or any of their affiliates, including payment of investment advisory and service fees, may be deemed to be indirect financing of any activity which is primarily intended to result in the distribution of Shares, such payments shall be deemed to be authorized by this Plan.

         2. "SERVICE PROVIDER." As used in this Plan, the term "Service Provider" shall mean any broker, dealer, bank or other institution which: (i) renders assistance in the distribution of Shares or in providing continuing personal service to holders of Shares; (ii) furnishes the Distributor with such information as the Distributor and the Trust shall reasonably request concerning the distribution of Shares and the provision of such personal service; and (iii) has been selected by the Distributor to receive payments under the Plan.

         3. PAYMENTS FOR DISTRIBUTION ASSISTANCE AND SUPPORT SERVICES. The Trust will make payments to the Distributor, within forty-five (45) days of the end of each calendar month of an annualized fee of up to .40% of the average daily net assets of each Fund's Shares, computed as of the close of each business day, subject to such reductions, if any, as may be necessary to comply with the rules of the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. Such fee shall compensate the Distributor for distribution-related services as follows: (i) its services as principal underwriter of Shares including bearing costs related to distribution of Shares, including but not limited to costs and expenses of printing and distributing prospectuses, Statements of Additional Information, and annual reports (after such items have been prepared and set in type) and sales literature which are intended to be provided to prospective investors in connection with the offering of Shares, and paying compensation to dealers and registered representatives for sell Shares, and (ii) compensating Service Providers and the Distributor for providing continuing personal services to shareholders after a sale of Shares, maintaining shareholder accounts, and providing administrative service with respect to shareholder accounts.

         Distribution-related services include, but are not limited to, the following: advertising the availability of services and products; designing material to send to customers and
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developing methods of making such materials accessible to customers; providing information about the product needs of customers; providing facilities to solicit sales and to answer questions from prospective and existing investors about the Funds; receiving and answering correspondence from prospective investors, including requests for sale literature, prospectuses and Statements of Additional Information; displaying and making sales literature and prospectuses available on the service organization's premises; acting as liaison between shareholders and the Funds, including obtaining information from the Funds and providing performance and other information about the Funds' and providing additional personal services and/or shareholder account maintenance services or additional distribution-related services.

         4. SELECTION AND NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of the Trustees of the Trust (the "Trustees") who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust. Nothing herein shall prevent the Trustees who are not "interested persons" of the Trust from soliciting the view or the involvement of others in such selection or nomination if such selection and nomination is made by Trustees who are not "interested persons" of the Trust.

         5. REPORTS. While this Plan is in effect, the Distributor shall provide at least quarterly a written report to the Trustees detailing the amount of all payments made pursuant to this Plan, and the purposes for which the payments were made, the amount of the Distributor's total expenses incurred that year with respect to the distribution of Shares, and such other information as from time-to-time may be reasonably requested by the Trustees.

         6. RELATED AGREEMENTS. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of Trustees who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees") or by a vote of a majority of the outstanding voting securities of Class C of the Fund, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its assignment;
(iii) such agreement shall go into effect when approved by a vote of the Trustees and the Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) such agreement shall, unless terminated as herein provided, continue in effect with respect to a Fund from year to year only so long as such continuance is specifically approved at least annually by a vote of the Trustees and the Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         7. EFFECTIVENESS, CONTINUATION, TERMINATION AND AMENDMENT. This Plan will take effect on the date first set forth above. Unless terminated as herein after provided, this Plan shall continue in effect with respect to a Fund from year to year from the date first set forth above only so long as such continuance is specifically approved at least annually by a vote of the Trustees and the Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated with respect to a Fund at any time by vote of a majority of the Independent Trustees or by the vote of the holders of the outstanding voting securities of Class C of the Fund. This Plan may not be amended to increase materially the amount of payments to be made by such a Fund without approval by a vote of a majority of the outstanding voting securities of Class C of such Fund, and all material amendments must be approved by a vote of the Trustees and of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

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         8. COPIES. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in Section 5 hereof (collectively the "Records") for a period of six years from the date of such records and each such Record shall be kept in an easily accessible place for the first two years of such period.

         9. DEFINITIONS. For the purposes of the Plan, the terms "vote of a majority of the outstanding voting securities," "interested person," and "assignment" shall have the meanings defined in the 1940 Act.

         IN WITNESS WHEREOF, the Trust has executed this instrument in its name and behalf, by one of its officers duly authorize, and the Distributor has executed this instrument in its name and behalf, by one of its officers duly authorized, as of the day and year first above written.

                                     THE VALIANT FUND

                                     By:  /s/   Richard F. Curcio
                                        -------------------------
                                                Richard F. Curcio


                                     INTEGRITY INVESTMENTS, INC.



                                     By:  /s/   Richard F. Curcio
                                        -------------------------
                                                Richard F. Curcio

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